exhibit 99.1

Duska Therapeutics Licenses Portfolio of Heart Failure Drugs From Duke and Johns Hopkins

Lead Candidate Set for Phase II Clinicals

June 11, 2008 9:00 AM EDT

LA JOLLA, Calif., June 11 /PRNewswire-FirstCall/ -- Duska Therapeutics, Inc. (OTC Bulletin Board: DSKA.OB) ("Duska" or the "Company"), announced today that it has been granted an exclusive, worldwide license from Duke University and Johns Hopkins University to develop and commercialize their rights to a portfolio of investigational cardiovascular drugs for the treatment of heart failure. The most advanced drug in the portfolio is expected to enter a Phase II clinical study later this year.

The drug portfolio was developed in part by Jonathan S. Stamler, M.D., George Barth Geller Professor of Research in Cardiovascular Diseases and Professor of Medicine and Biochemistry at Duke University, and Joshua M.
Hare, M.D., Louis Lemberg Professor of Medicine, Chief of the Division of Cardiology and Director of the Interdisciplinary Stem Cell Institute at University of Miami. Dr. Hare was formerly associated with Johns Hopkins University.

The Phase II candidate and all other drugs in the portfolio are designed to correct nitric oxide and redox disequilibrium in the failing heart and cardiovascular system. All have a dual mechanism of action of inhibiting the creation of reactive oxygen radicals and concurrently providing nitric oxide in the failing heart. The therapeutic target is the ryanodine receptor, the ion channel in the heart that provides the calcium necessary for the heart to beat. The investigational drugs are believed to improve calcium cycling in the heart by acting on the ryanodine receptor to significantly improve the efficiency of heart contractility.

According to the National Heart, Lung and Blood Institute (NHLBI), there are an estimated five million Americans that suffer from congestive heart failure, a condition characterized by the inability of the heart to efficiently pump blood and by fluid accumulation in the lungs and other tissues. An estimated 300,000 deaths each year result from heart failure.

"The licensing of these novel heart failure drugs greatly strengthens our pipeline by adding a Phase II candidate with blockbuster market potential," said James S. Kuo, M.D., Chairman and Chief Executive Officer of Duska. "Multiple sets of data obtained in preclinical and human studies suggest that our newly licensed heart failure drugs should be safe and beneficial. We intend to initiate a randomized, double-blind and placebo-controlled Phase II clinical trial of the lead candidate later this year to expand on the earlier clinical findings,"
he added.

About Duska Therapeutics, Inc.

Duska Therapeutics, Inc., in La Jolla, California, is a biotechnology company focused on the development of medical products based on adenosine triphosphate and nitric oxide. Duska owns or has exclusive licensing rights to proprietary medical products that are in various stages of development for the treatment and diagnosis of certain cardiac arrhythmias, treatment of heart failure, treatment of chronic obstructive pulmonary disorder, and improvement of sperm motility. For more information, visit http://www.duskatherapeutics.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. The forward-looking statements are based on current expectations, estimates and projections made by management. Duska intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements.
Words such as "anticipates," "expects," "intends," "plans," "believes,"
"seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. All statements in this release regarding the future outlook related to Duska are forward-looking statements such as the most advanced drug in the portfolio is expected to enter a Phase II clinical study later this year and multiple sets of data obtained in preclinical and human studies suggest that our newly licensed heart failure drugs should be safe and beneficial and we intend to initiate a randomized, double-blind and placebo-controlled Phase II clinical trial of the lead candidate later this year to expand on the earlier clinical findings. There can be no assurance that the Phase II clinical study will commence in a timely manner. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Additional uncertainties and risks are described in Duska's most recently filed SEC documents, such as its most recent annual report on Form 10-KSB, all quarterly reports on Form 10-QSB and any current reports on Form 8-K filed since the date of the last Form 10-KSB. Copies of these filings are available through the SEC website at http://www.sec.gov. All forward-looking statements are based upon information available to Duska on the date hereof. Duska undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law. *Duska Therapeutics* 470 Nautilus Street, Suite 300 La Jolla, CA 92037

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